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                                                                  EXHIBIT 99.B11

CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of the BT Pyramid Mutual Funds:

We consent to the inclusion in this Post-effective Amendment to the Registration Statement of the BT Investment Equity Appreciation Fund (one of the Funds comprising BT Pyramid Mutual Funds) on Form N-1A of our report dated November 14, 1995 on our audits of the financial statements and financial highlights of the Portfolio, which report is included in the Annual Report to Shareholders for the year ended September 30, 1995 which is included in the Registration Statement.




                                       /S/ COOPERS & LYBRAND L.L.P.
                                       COOPERS & LYBRAND L.L.P.

Kansas City, Missouri
January 24, 1996